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                                                                      Exhibit 23

                          Independent Auditors' Consent

The Board of Directors and Stockholders
Stillwater Mining Company:

We consent to incorporation by reference in the registration statements (Nos. 333-12455, 333-12419 and 333-58251) on Form S-3 and in the registration statements (Nos. 33-97358 and 333-70861) on Form S-8 of Stillwater Mining Company of our report dated June 29, 2001, relating to the statements of net assets available for benefits of the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust as of December 31, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended December 31, 2000, the supplemental schedule of assets (held at end of year) as of December 31, 2000 and the supplemental schedule of nonexempt transactions for the year ended December 31, 2000, which report appears in the December 31, 2000 report on Form 11-K of Stillwater Mining Company.

/s/KPMG LLP

Billings, Montana
July 12, 2001